Exhibit 32

GOlDEN EAGLE INTERNATIONAL, INC.

        Certification pursuant to 18 U.S.C. 1350
Principal Executive Officer

        To my knowledge: the quarterly report on Form 10-QSB for the period ended September 30, 2003, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Golden Eagle International, Inc. for the periods presented.

By: /s/ Terry C. Turner —————————————— Terry C. Turner Principal Executive Officer November 13, 2003

        Certification pursuant to 18 U.S.C. 1350
Principal Financial Officer

        To my knowledge: the quarterly report on Form 10-QSB for the period ended September 30, 2003, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Golden Eagle International, Inc. for the periods presented.

By: /s/ Tracy A. Madsen —————————————— Tracy A. Madsen Principal Financial Officer November 13, 2003

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